                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:         Paul Mazzarella
                 Platinum Software Corporation
                 949/453-4030
                 pmazzarella@platsoft.com




                 PLATINUM SOFTWARE CORPORATION ANNOUNCES RECORD
                  FOURTH QUARTER, YEAR-END FISCAL 1998 RESULTS

   REPORTS 79% INCREASE IN REVENUES, $5.7 MILLION IN PROFIT AND RECORD EPS FOR
                                 FOURTH QUARTER


IRVINE, Calif. -- July 29, 1998 -- Platinum(R) Software Corporation (NASDAQ:
PSQL), a leading provider of enterprise resource planning solutions, today reported its financial results for the fourth quarter of fiscal year 1998, ended June 30, 1998. Revenues for the fourth quarter of fiscal 1998 were $32.2 million, compared to revenues of $18.0 million for the fourth quarter of fiscal 1997, a 79% increase from fiscal 1997. A net profit of $5.7 million or $0.19 per share was reported for the fourth quarter of fiscal 1998, representing 18% net profit on revenue, as compared to a net loss of $2.9 million or $0.12 per share for the same quarter a year ago.

        The company's balance sheet, as of June 30, 1998, showed cash, cash equivalents and short-term investments of $22.8 million - an increase of $6.7 million from third quarter fiscal 1998. The company's balance sheet also showed accounts receivable of $28.9 million and deferred revenue of $16.0 million.

        Total revenues for the fiscal year 1998 were $98.5 million, compared to $60.8 million for fiscal year 1997, an increase of 62%. The company reported net profit of $13.3 million or $0.45 per share for fiscal 1998, representing 14% net profit on revenues for the year, as compared to a net loss of $4.4 million or $0.20 per share for fiscal 1997.


                                    - More -

          Platinum Software Announces Fourth Quarter, Year-End Financial Results
                                                                          Page 2

        "This quarter was a perfect end to a tremendous year of record revenue growth, net earnings and earnings per share for Platinum Software and its shareholders," said George Klaus, chairman, president and chief executive officer of Platinum Software Corporation. "In addition to our outstanding revenue growth, I am extremely pleased to report a record profit of more than $13 million for the year. These numbers demonstrate that the investments we have made in our business are already paying solid dividends to our customers while continuing our ability to grow the company and increase marketshare. We successfully capitalized on the strong demand for our Microsoft SQL Server-based financial accounting solution as well as benefited from the increased license revenue made possible by the addition of our customer service and support, sales force automation, manufacturing and distribution applications. Our performance this quarter - and throughout the entire year is proof that we are successfully executing our plan to transform Platinum Software and solidify our position as the midmarket's leading provider of enterprise business solutions," continued Klaus.

        In addition to its record financial performance, Platinum Software achieved several key milestones during the fourth quarter of its 1998 fiscal year, including:

        o Selection as the winner from more than 14,000 competitors worldwide of the 1998 Microsoft Certified Solution Provider (MCSP) Award for "Best Business Solution by an Independent Software Vendor;"

        o Introduction of Platinum(R) SQL version 4.2 in June 1998, which added enhanced functionality and leading-edge enterprise business intelligence tools, such as Platinum(R) Explorer and Platinum(R) Internet Object Server to the company's enterprise business solution.

        Platinum Software's record-setting fourth quarter concluded a year of sustained growth and activity, including:

        o A 135% increase in the per share stock price from $10.375 as of June 30, 1997 to $24.375 as of June 30, 1998;

        o The acquisition and continued integration of Portland, Oregon-based Clientele Software, Inc. (now Clientele Products Division), which added front-office functionality (customer service and support and sales force automation) to the company's Platinum SQL product suite;


                                    - More -

          Platinum Software Announces Fourth Quarter, Year-End Financial Results
                                                                          Page 3

        o The acquisition and continued integration of Louisville, Kentucky-based FocusSoft, Inc. (now Manufacturing Systems Division), which added manufacturing and distribution functionality to the company's Platinum SQL product suite;

        o The addition of more than 500 new customers of the company's Microsoft SQL Server-based products, including customers of the company's enterprise business application suite;

        o Receipt of the award for "Best Functionality" at the Microsoft Industry Solution Awards for Accounting for the company's Platinum SQL solution;

        o Recognition by International Data Corporation in its November 1997 research report "Accounting Software on Microsoft SQL Server: Market Update and Setting the Record Straight on Current Leadership" as having the most installations worldwide of midrange accounting software on the Microsoft SQL Server platform;

        o The November 1997 launch of Platinum(R) SQL Advanced Distribution and Manufacturing version 6.0, which added advanced planning and scheduling, product configuration, job shop and Internet order entry capabilities to the company's manufacturing and distribution product suite;

        o The December 1997 introduction of Platinum(R) for Windows version 4.6, which made the company's leading Windows-based financial accounting solution fully Year 2000 compliant;

        o The February 1998 launch of Clientele(R) for Sales and Marketing version 3.0, which completed the company's front-office application suite by adding sales force automation functionality;

        o The April 1998 launch of ClienteleNet and Platinum Internet Object Server, which added remote and "self-service" information access capabilities to the company's front-office and financial accounting applications;

        o The signing of a strategic national agreement with Deloitte & Touche, LLP to reduce the implementation time and cost for midmarket companies installing Platinum SQL.

        "My thanks go out to our customers, employees and shareholders for making Fiscal Year 1998 such a record-breaking year for Platinum Software. We couldn't have


                                    - More -

          Platinum Software Announces Fourth Quarter, Year-End Financial Results
                                                                          Page 4

realized these accomplishments without leveraging the vision, talent and expertise of our employees to create award-winning solutions that our customers value and rely on to run their business. I know that we are all looking to make Fiscal Year 1999 another exciting year for Platinum Software," continued Klaus.

ABOUT PLATINUM SOFTWARE CORPORATION

      Platinum Software Corporation develops client/server enterprise resource planning software, including customer service and support, sales force automation, financial accounting, budgeting, manufacturing, and distribution for midmarket corporations worldwide. According to International Data Corporation's September 1997 research based on worldwide customer sites, Platinum Software leads all providers of accounting software for midmarket companies on Microsoft SQL Server. Founded in 1984, Platinum Software is based in Irvine, California. More information about Platinum Software Corporation, its products and services is available at www.platsoft.com.


                                            # # #

Platinum(R) and Clientele(R) are registered trademarks of Platinum Software Corporation. All other company and product names mentioned in this document are trademarks of the respective companies with which they are associated and are acknowledged.

Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties. As discussed in the Company's Form 10-Q for the three months ended March 31, 1998, the Company's operating results are uncertain and may be impacted by the following factors, among others: the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing; the ability of the Company to expand ERP product offerings, and the discovery of undetected software errors.


                                    - More -

          Platinum Software Announces Fourth Quarter, Year-End Financial Results
                                                                          Page 5

                          PLATINUM SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                            JUNE 30,       JUNE 30,
ASSETS                                                       1998            1997
                                                           ---------      ---------
Current assets:
  Cash and cash equivalents                                $  11,251      $   6,724
  Short-term investments                                      11,528          9,542
  Accounts receivable, net                                    28,929         11,976
  Inventories                                                    803            481
  Prepaid expenses and other                                   2,851          2,377
                                                           ---------      ---------
          Total current assets                                55,362         31,100
Property and equipment, net                                    8,688          8,587
Software development costs, net                                2,851          2,660
Acquired intangible assets, net                                  206            278
Other assets                                                     881            531
                                                           ---------      ---------
                                                           $  67,988      $  43,156
                                                           =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                         $   3,571      $   4,752
  Accrued expenses                                            12,166          8,293
  Accrued restructuring costs                                  1,280          2,609
  Deferred revenue                                            16,026         11,638
                                                           ---------      ---------
          Total current liabilities                           33,043         27,292
                                                           ---------      ---------

Long-term liabilities                                             35            277
                                                           ---------      ---------

Stockholders' equity:
  Preferred stock                                             20,688         30,292
  Common stock                                                    26             20
  Additional paid-in capital                                 134,575        116,747
  Less:  notes receivable from officers                      (11,563)       (11,563)
  Accumulated foreign currency translation adjustments        (1,092)           393
  Accumulated deficit                                       (107,724)      (120,302)
                                                           ---------      ---------
          Total stockholders' equity                          34,910         15,587
                                                           ---------      ---------
                                                           $  67,988      $  43,156
                                                           =========      =========


                                    - More -

          Platinum Software Announces Fourth Quarter, Year-End Financial Results
                                                                          Page 6

                          PLATINUM SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                          THREE MONTHS ENDED           YEAR ENDED
                                              JUNE 30,                  JUNE 30,
                                          1998        1997         1998         1997
                                        -------     --------      -------     --------
Revenues:
  License fees                          $20,420     $ 10,069      $57,577     $ 32,123
  Services                               11,605        7,859       40,406       27,420
  Royalty income                            175           66          505        1,208
                                        -------     --------      -------     --------
                                         32,200       17,994       98,488       60,751
Cost of revenues                          8,988        6,739       29,961       21,980
                                        -------     --------      -------     --------
        Gross profit                     23,212       11,255       68,527       38,771
                                        -------     --------      -------     --------

Operating expenses:
  Sales and marketing                    12,886        8,098       38,177       26,024
  Software development                    2,706        3,030       11,724       10,398
  General and administrative              2,520        1,631        7,145        6,030
  Charge for restructuring                   --        1,600           --        1,600
                                        -------     --------      -------     --------
                                         18,112       14,359       57,046       44,052
                                        -------     --------      -------     --------
        Income (loss) from operations     5,100       (3,104)      11,481       (5,281)
Other income, net                           577          196        1,866          873
                                        -------     --------      -------     --------
        Income (loss) before
          provision for income taxes      5,677       (2,908)      13,347       (4,408)
Provision for income taxes                   --           --           --           --
                                        -------     --------      -------     --------
        Net income (loss)               $ 5,677     $ (2,908)     $13,347     $ (4,408)
                                        =======     ========      =======     ========

Basic net income (loss) per share       $  0.22     $  (0.12)     $  0.56     $  (0.20)
                                        =======     ========      =======     ========

Shares used in computing basic
  net income (loss) per share            25,660       23,278       23,956       21,758
                                        =======     ========      =======     ========

Diluted net income (loss) per share     $  0.19     $  (0.12)     $  0.45     $  (0.20)
                                        =======     ========      =======     ========

Shares used in computing diluted
  net income (loss) per share            30,628       23,278       29,716       21,758
                                        =======     ========      =======     ========